BrightSpring Health Services, Inc. and Subsidiaries

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 30, 2026, BrightSpring Health Services, Inc. (the “Company”, “BrightSpring”, “we”, “our” and “us”) completed the previously announced sale (the “Transaction”) of its community living services, home and community based waiver programs, and intermediate care facilities (the “Community Living business”) to National Mentor Holdings, Inc., dba Sevita (“Sevita”) for aggregate cash consideration of $835.0 million, pursuant to that certain Purchase Agreement, dated January 17, 2025, as amended by that certain First Amendment to Purchase Agreement, dated December 5, 2025 (the “Purchase Agreement”).

The unaudited Pro Forma Condensed Consolidated Financial Statements have been derived from the Company’s historical consolidated financial statements and give effect to the Transaction. The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2025 reflects the Company’s financial position as if the Transaction had occurred on December 31, 2025. The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2025 reflect the Company’s results of operations as if the Transaction had occurred as of January 1, 2025.

The unaudited Pro Forma Condensed Consolidated Financial Statements also reflect a repayment of $425.0 million of the Company’s first lien term loan, which is expected to occur subsequent to the closing of the Transaction.

The unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared based upon management’s estimates utilizing the best available information and are subject to the assumptions and adjustments described below and in the accompanying notes to the unaudited Pro Forma Condensed Consolidated Financial Statements. They are not intended to be a complete representation of the Company’s financial position or results of operations had the Transaction occurred as of the period indicated. In addition, the unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Transaction and related transactions been completed on the date assumed. The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical audited consolidated financial statements and accompanying notes for the year ended December 31, 2025 which were prepared in accordance with generally accepted accounting principles in the United States of America, included in the Company's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 27, 2026.

The unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information.

BrightSpring Health Services, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2025

(In thousands)

	As of December 31, 2025
	BrightSpring As Reported	Transaction Accounting Adjustments		Pro Forma BrightSpring
Assets
Current assets:
Cash and cash equivalents	$88,370	$293,173	(a), (b)	$381,543
Accounts receivable, net of allowance for credit losses	989,719	—		989,719
Inventories	815,180	—		815,180
Prepaid expenses and other current assets	118,592	—		118,592
Current assets held for sale	882,189	(882,189)	(c)	—
Total current assets	2,894,050	(589,016)		2,305,034
Property and equipment, net of accumulated depreciation	204,689	—		204,689
Goodwill	2,545,673	—		2,545,673
Intangible assets, net of accumulated amortization	557,555	—		557,555
Operating lease right-of-use assets, net	171,632	—		171,632
Other assets	39,712	—		39,712
Total assets	$6,413,311	$(589,016)		$5,824,295
Liabilities, redeemable noncontrolling interests, and equity:
Current liabilities:
Trade accounts payable	$1,217,946	—		$1,217,946
Accrued expenses	333,024	—		333,024
Current portion of obligations under operating leases	42,936	—		42,936
Current portion of obligations under financing leases	6,794	—		6,794
Current portion of long-term debt	52,340	—		52,340
Current liabilities held for sale	195,994	(195,994)	(c)	—
Total current liabilities	1,849,034	(195,994)		1,653,040
Obligations under operating leases, net of current portion	135,420	—		135,420
Obligations under financing leases, net of current portion	14,544	—		14,544
Long-term debt, net of current portion	2,455,204	(425,000)	(b)	2,030,204
Deferred income taxes, net	6,178	—		6,178
Long-term liabilities	66,565	—		66,565
Total liabilities	4,526,945	(620,994)		3,905,951
Redeemable noncontrolling interests	11,227	—		11,227
Shareholders' equity:
Common stock	1,921	—		1,921
Preferred stock	—	—		—
Additional paid-in capital	1,954,482	—		1,954,482
Accumulated deficit	(74,647)	31,978	(d)	(42,669)
Accumulated other comprehensive loss	(6,691)	—		(6,691)
Total shareholders' equity	1,875,065	31,978		1,907,043
Noncontrolling interest	74	—		74
Total equity	1,875,139	31,978		1,907,117
Total liabilities, redeemable noncontrolling interests, and equity	$6,413,311	$(589,016)		$5,824,295

BrightSpring Health Services, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2025

(In thousands, except per share amounts)

	For the Year Ended December 31, 2025
	BrightSpring As Reported	Transaction Accounting Adjustments		Pro Forma BrightSpring
Revenue:
Products	$11,445,777	$—		$11,445,777
Services	1,464,787	—		1,464,787
Total revenues	12,910,564	—		12,910,564
Cost of goods	10,507,431	—		10,507,431
Cost of services	885,356	—		885,356
Gross profit	1,517,777	—		1,517,777
Selling, general, and administrative expenses	1,222,525	—	(e)	1,222,525
Operating income	295,252	—		295,252
Interest expense, net	157,311	(547)	(f)	156,764
Income before income taxes	137,941	547		138,488
Income tax expense	33,145	134	(g)	33,279
Net income	104,796	413		105,209
Net loss attributable to noncontrolling interests	(1,553)	—		(1,553)
Net income attributable to BrightSpring Health Services, Inc. and subsidiaries	$106,349	$413		$106,762
Net income per common share:
Basic income per share attributable to common shareholders	$0.53			$0.53
Diluted income per share attributable to common shareholders	$0.48			$0.49
Weighted average shares outstanding:
Basic	202,564			202,564
Diluted	219,774			219,774

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Transaction Accounting Adjustments:

(a)
Reflects $835.0 million of estimated cash consideration, subject to certain adjustments for the working capital of the Community Living business as the completion of the sale, less (i) of estimated transaction costs of $18.4 million, from the disposal of the Community Living business, and (ii) the expected tax effects of the estimated federal and state income taxes paid of $98.4 million related to the gain on the Transaction. The estimated expected tax effects are calculated based on the amount of taxable gain considering the use of historical net operating losses in place to reduce taxable income, using the applicable statutory income tax rates in the respective jurisdictions. The estimates, including the jurisdictional income tax effects, are subject to change and actual amounts may differ from the results reflected herein. The estimated gain on sale has been excluded from the unaudited Pro Forma Condensed Statement of Operations as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.
(b)
Reflects expected cash used for repayment of BrightSpring debt of $425.0 million.
(c)
Reflects the removal of the assets and liabilities of the Community Living business pursuant to the terms of the Transaction.
(d)
Estimated gain on the sale of the Community Living business, assuming the Company completed the sale as of December 31, 2025, is as follows ($ in thousands):

Net cash proceeds from the Transaction	$816,573
Net assets of the Community Living business	686,195
Pre-tax gain on sale	130,378
Estimated tax expense	98,400
Estimated after-tax gain on sale	$31,978
(e)
In connection with the Transaction, BrightSpring and Sevita entered into a transition services agreement whereby BrightSpring will provide certain post-closing services on a transitional basis. Transition services primarily include human resources, IT, facilities management, and compliance. The expenses incurred by BrightSpring to provide the transition services approximate the services fees revenue received. The estimated impact of the agreement has an immaterial impact to selling, general, and administrative expenses for the year ended December 31, 2025.
(f)
Reflects the elimination of the related interest expense of $0.5 million for the year ended December 31, 2025 to give effect to the estimated repayment of debt, in excess of the interest allocated to discontinued operations in Note (a).
(g)
Based on the assumption that the Transaction took place on January 1, 2025, adjustments represent the income tax effect of the pro forma adjustments calculated using enacted statutory rates applicable at the legal entity in which the pro forma adjustments were made.